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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 31, 1996, except for Note 12, as to which the date is July 1, 1996, with respect to the consolidated financial statements of AVCOM International, Inc. included in Amendment No. 3 to the Registration Statement (Form S-1, No. 333-18447) and related Prospectus of Signature Resorts, Inc. for the registration of 4,600,000 shares of its common stock and $115 million of convertible subordinated notes.

                                                               ERNST & YOUNG LLP

Phoenix, Arizona
January 28, 1997